UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 1, 2012

CITIZENS BANCORP OF VIRGINIA, INC.

(Exact Name of Registrant as Specified in Charter)

Virginia	000-50576	20-0469337
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

126 South Main Street Blackstone, Virginia	23824
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (434) 292-7221

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective June 1, 2012, Citizens Bancorp of Virginia, Inc. (the “Company”) appointed Geoffrey C. Warner, age 61, as Senior Vice President and Chief Financial Officer of the Company and its wholly owned subsidiary, Citizens Bank and Trust Company (the “Bank”). Mr. Warner served as Senior Vice President and Interim Chief Financial Officer of the Company and the Bank from March 16, 2012 to May 31, 2012.

Prior to joining the Company, Mr. Warner served as Executive Vice President, Chief Operating Officer and Chief Financial Officer of Virginia Business Bank, Richmond, Virginia, from October 2009 to July 2011. From November 2008 to June 2009, Mr. Warner served as Executive Vice President and Chief Financial Officer of First Financial Bank (In Organization), Fairfax, Virginia. From September 2004 to July 2008, Mr. Warner served as Executive Vice President, Chief Operating Officer and Chief Financial Officer of Virginia Company Bank, Newport News, Virginia.

The Company has entered into a Management Continuity Agreement (“Agreement”), dated June 1, 2012, between the Company and Mr. Warner. The Agreement will expire on December 31, 2013; provided, that on December 31, 2012 and each December 31st thereafter (each such December 31st is referred to as the “Renewal Date”), the Agreement will be automatically extended for an additional calendar year so as to terminate two years from such Renewal Date.

In the event of a Change in Control of the Company (as defined in the Agreement), the Company will continue to employ Mr. Warner in accordance with the terms and conditions of the Agreement for the period beginning on the Change in Control Date (as defined in the Agreement) and ending on the third anniversary of such date. The Agreement also provides for certain benefits and payments to Mr. Warner in the event of the termination of employment following a Change in Control. If his employment terminates without “Cause” (as defined in the Agreement) or for “Good Reason” (as defined in the Agreement), or if he terminates his employment during the 90-day period following the one-year anniversary of the Change in Control, Mr. Warner is entitled to receive (i) a lump sum payment of base salary and other benefits and awards earned, but not paid, through the date of termination, (ii) a lump sum payment equal to one and one-half times of his annual base salary in effect at the date of termination, and (iii) the continuation of employee welfare benefits for 24 months following the date of termination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS BANCORP OF VIRGINIA, INC.

By:	/s/ Joseph D. Borgerding
Joseph D. Borgerding
President and Chief Executive Officer

June 4, 2012